UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  August 17, 2010

INTEGRATED FREIGHT CORPORATION
 (Exact name of registrant as specified in its charter)

Florida	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, Business Boulevard, Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-545-7800

PLANGRAPHICS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held a special stockholders’ meeting on August 17, 2010.  At the meeting the following proposals were approved:

•	A reverse stock split in a ratio of 1 share for each 244.8598 shares outstanding, effective ten days after the submission of notice to the Financial Industry Regulatory Authority.
•	A domestication in Florida, changing our state of incorporation to Florida from Colorado.
•	A change in our name to Integrated Freight Corporation from PlanGraphics, Inc.

In connection with the domestication in Florida, involving the filing of Florida articles of incorporation, the par value of our common stock has been changed to $0.001 per share from no par value per share.

Notice of the special stockholders’ meeting was mailed to stockholders of record on July 26, 2010, accompanied by an Information Statement previously filed on Schedule 14C.  Reference is made to the definitive Schedule 14C for additional information about the proposals approved and the reasons therefore.

Section 7 - Regulation FD Item

7.01 Regulation FD Disclosure.

On August 18, 2010, we issued the press release furnished with this report on Form 8-K as Exhibit 99.1, announcing stockholder approval of the reverse stock split, removal of our state of incorporation to Florida from Colorado and our name change to Integrated Freight Corporation from PlanGraphics, Inc.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

None

(b) Pro forma financial information.

None

(d) Exhibits.

3(i).1	Certificate of Domestication
3(i).2	Articles of Incorporation
3(i).3	Statement of Conversion
99.1	Press release issued August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED FREIGHT CORPORATION

/s/ Paul A. Henley
Paul A. Henley
Chief Executive Officer

August 20, 2010